Putnam Arizona Tax Exempt Income Fund  855
11/30/02 Semi

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		2,454
Class B		   456

72DD2	(000s omitted)

Class M		    22


73A1

Class A		0.1926
Class B		0.1624

73A2

Class M		0.1790


74U1	(000s omitted)

Class A		12,521
Class B		 2,860

74U2	(000s omitted)

Class M		    119


74V1

Class A		9.13
Class B		9.12

74V2

Class M		9.14